                                                                    Exhibit 10.5

                               ------------------

                                ESCROW AGREEMENT
                                    (Amended)


         This Amended Agreement is dated for reference purposes and entered into as of October 25, 1990 by TRENDWEST RESORTS, INC., an Oregon corporation, ("Developer"), CLUB ESPRIT, A California nonprofit mutual benefit corporation ("Club") and SAGE SYSTEMS, INC., a Washington corporation, ("Escrow Agent"), for the purpose of amending, and restating in its entirety as amended, that Escrow Agreement dated May 15, 1990.

1:       RECITALS

         1.1 Services. Escrow Agent agrees to provide escrow services to Developer and Buyers of Memberships in Club.

         1.2 Scope. This Escrow Agreement is part of each Membership Agreement and Salesperson Agreement. The Developer, Escrow Agent and Developer's Sales Agent(s) and the Members are bound by this Escrow Agreement.

         1.3 Developer. Developer acquires Units in Resort Properties which it transfers to Club for use in the Club Vacation Timeshare Program.

         1.4 Club. Club holds and manages the Units for the benefit of the Members. Membership in Club includes voting rights to elect directors and to vote directly on certain Club decisions.

         1.5 Timeshare Program Agreement. Under the Vacation Timeshare Program Agreement made September 1, 1989 and amended February 27, 1990, Developer has the exclusive right to market and sell all Memberships in Club and to receive all the proceeds from Membership sales.

         1.6 Declaration. Developer and/or Club has recorded or will record a "Declaration of Vacation Timeshare Program (Club Esprit)" ("Declaration") with respect to each Unit in the Program.

         1.7 Escrow Account. As at registered time share plan under HRS Chapter 514E, and pursuant to other states' consumer protection requirements, the Funds and Contract Documents associated with the purchase of Memberships must be placed in an escrow account approved by the State of Hawaii for protection of purchasers until certain events occur as described below, providing for the release of those funds and documents to the Developer ("closing"), or the return of those funds and documents to the purchaser ("no closing").


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         1.8 Table of Contents

         Article/Section/Title                                             Page
         ---------------------                                             ----
1:       RECITALS.........................................................  1
         1.1      Services................................................  1
         1.2      Scope...................................................  1
         1.3      Developer...............................................  1
         1.4      Club....................................................  1
         1.5      Timeshare Program Agreement.............................  1
         1.6      Declaration.............................................  1
         1.7      Escrow Account..........................................  1
         1.8      Table of Contents.......................................  2

2:       DEFINITIONS......................................................  3
         2.1      "Buyer..................................................  3
         2.2      "Close" and "Closing....................................  3
         2.3      "Closing Costs..........................................  3
         2.4      "Contract Documents.....................................  3
         2.5      "Declaration............................................  3
         2.6      "Funds..................................................  3
         2.7      "Hawaii Administrative Rules............................  3
         2.8      "HRS....................................................  3
         2.9      "Sales Contract.........................................  3

3:       HANDLING FUNDS AND DOCUMENTS.....................................  3
         3.1      Escrow Account..........................................  3
         3.2      Documents...............................................  4
         3.3      Affiliates..............................................  4

4:       CLOSING..........................................................  4
         4.1      Closing Conditions......................................  4
         4.2      Closing Procedures......................................  6
         4.3      Release of Funds and Sales Contract without a
                  Closing.................................................  6
         4.4      Release of Buyer's Funds................................  6

5:       GENERAL MATTERS..................................................  7
         5.1      Notice..................................................  7
         5.2      Interest................................................  7
         5.3      Indemnity...............................................  7
         5.4      Copies of Documents.....................................  7
         5.5      Cancellation Charge.....................................  7
         5.6      Exhibit.................................................  8

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2:       DEFINITIONS. Unless the context otherwise specifies or requires, the terms used in this Agreement shall have the meanings set forth in HRS or below or in the recorded Declaration, in that order of preference.

         2.1 "Buyer" means each person shown as a Buyer, Member or Purchaser in a Sales Contract or Membership Agreement.

         2.2 "Close" and "Closing" refer to completing the sale of and issuing a Membership to a Buyer.

         2.3 "Closing Costs" means all costs and expenses of closing a sale. It includes, for example, if applicable: (a) Escrow Agent's fees, (b) notary fees,
(c) charges for credit reports, (d) costs of drafting documents, (e) financing fees and costs, and/or (f) postage and handling fees.

         2.4 "Contract Documents" means, for each Buyer, (a) this Escrow Agreement, (b) the Buyer's Sales Contract or Membership Agreement, and (c) any written changes to either of those documents if the changes have been signed by the person whose duties are changed.

         2.5 "Declaration" means the recorded Declaration of Vacation Timeshare Program (Club Esprit), which creates the vacation timeshare program and makes the respective Units subject thereto, and which constitutes a Notice of Time Share Plan under HRS Chapter 514E.

         2.6 "Funds" means any money, "negotiable instruments" and "purchase money contracts" (as those terms are defined in HRS) received before closing from or on behalf of any Buyer or potential Buyer.

         2.7 "Hawaii Administrative Rules" means the rules and regulations adopted under HRS by the State of Hawaii, as they may be revised from time to time, as contained in Chapter 106 of Title 16 of the Regulations of the Department of Commerce And Consumer Affairs of the State of Hawaii.

         2.8 "HRS" means the Hawaii Time Share Law (Chapter 514E, Hawaii Revised Statutes), as it may be revised from time to time.

         2.9 "Sales Contract" means a Membership Agreement, a sample of which is attached hereto as Exhibit "A", which may be revised from time to time by Developer and Club, provided it is not inconsistent with the Declaration and Governing Documents.

3:       HANDLING FUNDS AND DOCUMENTS.

         3.1 Escrow Account. All Funds and Sales Contracts received before closing from or on behalf of Buyers or prospective Buyers in connection with the purchase or reservation of a Membership must be placed in an escrow account with Escrow Agent; however the

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Developer or a Sales Agent may hold until the expiration of the cancellation period, or any longer cancellation period provided in the Sales Contract, Funds or Sales Contracts made payable to the Escrow Agent.

         3.2 Documents. The Escrow Agent will accept and hold any Funds, Sales Contract, receipts for (a) the Hawaii Disclosure Statement and (b) the Notice of Mutual Right of Cancellation, any closing statement and all other papers from the Developer or any lender supplying money to the Buyer or for the Buyer. The Escrow Agent will handle and deliver those documents as instructed by the person who provided them and this Escrow Agreement.

         3.3 Affiliates. Escrow Agent, Developer and Club may enter into Affiliation Escrow Agreements with licensed escrow companies in states other than Washington, if necessary to facilitate closings of sales in such states and/or if required for compliance with timeshare sales laws, regulations and regulatory policies.

4:       CLOSING

         4.1 Closing Conditions. Closing of the escrow for the sale of a Membership shall not occur, and the Buyer's Funds and Sales Contract shall not be delivered by the Escrow Agent according to paragraph 4.2, until after all of the following have occurred:

             (a) Cancellation Period. The "cancellation period" or rescission rights period, prescribed by the state(s) where the sale is made and/or advertised, has expired. At the date of this Agreement, Developer is now selling or advertising, or may in the foreseeable future sell or advertise, in states or provinces which prescribe the following cancellation periods:

                 (i) Arizona, midnight of the seventh (7th) calendar day following the day on which the purchaser executed the Sales Contract, pursuant to Title 32, Chapter 20, Arizona Revised Statutes, Section 32-2197.02;

                 (ii) British Columbia, seven (7) days after the later of the purchaser signs the Sales Contract or the purchaser receives the required prospectus, pursuant to the Real Estate Act, Revised Statutes, Chapter 356,
Section 63 (1.1).

                 (iii) California, midnight of the third (3rd) calendar day after the Buyer executed the Sales Contract, pursuant to Business and Professions Code Section 11024 and Title 10, California Code of Regulations, Sections 2813.12 and 2813.13;

                 (iv) Hawaii, seven (7) calendar days after the Buyer's execution of the Sales Contract or seven (7) calendar days after the Buyer's receipt of the Hawaii Disclosure Statement, whichever occurs later, pursuant to HRS Section 514E-8;


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
                 (v) Nevada, midnight of the fifth (5th) calendar day following the execution of the Sales Contract, pursuant to Chapter 119A. Nevada Revised Statutes, Section 119A.410.

                 (vi) Oregon, midnight of the fifth (5th) calendar day from the date the purchaser signs the Sales Contract, pursuant to Chapter 94, Oregon Revised Statutes, Section 94.836.

                 (vii) Washington, within seven (7) days after receipt of the disclosure document or the signing of the Sales Contract by Buyer, whichever is later, pursuant to Chapter 64.36, Revised Code of Washington, Section 64.36.140(13).

             (b) Notice of Cancellation. The Escrow Agent has received a sworn statement from the Developer, signed by its duly authorized representative, that no cancellation notice postmarked on a date within the cancellation period has been received from the Buyer whose funds are being released; and that no cancellation notice was otherwise received during the cancellation period from the Buyer whose funds are being released.

             (c) Declaration. The Escrow Agent shall have independently verified that a Declaration has been recorded and remains in effect against every Club Esprit Unit for which Memberships are being sold.

             (d) Title Insurance. Escrow Agent shall have procured a policy of title insurance insuring title to each Unit in Club for the market value at the time of acquisition, and insuring that each and every person holding an interest in a recorded blanket lien, as defined in applicable law, executes and records a Nondisturbance Agreement as required by HRS Section 514E19(b)(2)(A) and as defined in Sections 514E-20 and 514E-1, Escrow Agent must be satisfied that appropriate blanket lien protections (nondisturbance covenants) are fully in place.

             (e) Cancellation by Developer. Developer has certified to the Escrow Agent that it is not exercising its cancellation rights under HRS Section 514E-8 or any other applicable law.

             (f) Receipt. Developer has provided the Escrow Agent with a copy of the receipt for the Public Report, Disclosure Statement or other disclosure documents required by the state where the sale is made, signed by the Buyer and dated with the date that such disclosure document was received by the Buyer.

             (g) Vacation Credits Available. The Escrow Agent shall have determined that there are sufficient Vacation Credits available in the timeshare program, The Escrow Agent may rely on a certification from Developer and Club as to the allocations of Vacation Credits to respective Units as the Units are transferred to the Club and dedicated to the Timeshare Program, Escrow Agent shall prepare an audit report at least quarterly verifying the availability of unsold Vacation Credits, pursuant to the Audit Agreement dated June 21, 1990 between Developer and Escrow Agent.

         4.2 Closing Procedures. To close each sale, the Escrow Agent will:

             (a) Date all documents; and

             (b) Deliver a copy of the Membership Agreement and closing statement to the Buyer; and

             (c) Deliver the original of the Membership Agreement, any closing statement and any other documents to, and do anything else reasonably required by, the Developer or anyone else loaning money to the Buyer for the purchase; and

             (d) Pay, out of the funds in escrow and after Developer's approval, all of the closing costs and additional charges; and

             (e) Pay to the Developer all sums due it under the Sales Contract less closing costs chargeable to Developer; and

             (f) Refund any over-payment to the Buyer.

         4.3 Release of Funds and Sales Contract without a Closing.

             (a) Notice of Cancellation. If the Buyer or Developer gives a valid Notice of Cancellation of the Sales Contract, under any applicable law, all of the Buyer's Funds and Sales Contracts made by the Buyer shall be returned to the Buyer within 15 days after the Notice of Cancellation is received.

             (b) Termination of Contract. If the Buyer or Developer properly terminates a Sales Contract pursuant to its terms, or if Developer or a prospective Buyer terminates a reservation agreement, all of the Buyer's Funds and Sales Contracts made by the Buyer shall be delivered in accordance with the Contract or reservation agreement.

             (c) Buyer Default. If the Buyer defaults in the performance of the Buyer's obligations under the Sales Contract, all the Buyer's Funds and Sales Contracts made by the Buyer shall be delivered in accordance with the Contract.

             (d) Sworn Statements. If Developer fails to provide to Escrow Agent, within ten (10) days after expiration of the cancellation period, any of those items described in paragraphs 4.1(b), (e), (f) and (g) above, then all of the Buyer's Funds and Sales Contracts made by the Buyer shall be returned to the Buyer within 15 days.

         4.4 Release of Buyer's Funds. This Escrow Agreement explicitly prohibits the release of Buyer's funds from escrow to or

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
for the benefit of the Developer or Sales Agent or anyone else (except by way of refunds to the Buyer) in any circumstances other than those set forth in this
Article 4.

5:       GENERAL MATTERS

         5.1 Notice. Any notice from the Developer or the Escrow Agent to the Buyer must be given by in writing. If more than one person is listed as the Buyer on a Sales Contract, the notice may be given to or received from any one of them. If the Buyer is a corporation or partnership, the notice may be delivered or mailed to any officer or partner of the Buyer. Notices must be personally delivered or mailed by certified (or registered mail, postage prepaid, addressed to the person at the address shown for each on the Buyer's Sales Contract. Any party may change its address by sending written notice of the new address to the other. All notices are considered given when they are deposited in the mail, first class postage prepaid, or when personally received.

         5.2 Interest. Any interest earned on Funds placed with the Escrow Agent will belong to Developer.

         5.3 Indemnity. Developer agrees to indemnify the Escrow Agent for losses it suffers as a result of performing its duties, except for losses due to the Escrow Agent's negligence or misconduct.

         5.4 Copies of Documents. Developer will provide Escrow Agent with copies of title reports, recorded Declarations, blanket liens, Nondisturbance agreements and any other documents required by the Escrow Agent to verify statements made under paragraph 4,1(c) of this Agreement.

         5.5 Cancellation Charge. Upon a cancellation, Developer must notify Escrow Agent within ten (10) days of the date of deciding upon or receiving notice of cancellation whether to deduct from the Buyer's monies a reasonable charge for materials received by the Buyer and not returned, and the amount of such charge. This charge will not exceed $25.00. If deducted the charge will be remitted to Developer.


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
         5.6 Exhibit.

             A - Membership Agreement

ESCROW AGENT:                                      DEVELOPER:

SAGE SYSTEMS, INC.,                                TRENDWEST RESORTS, INC.,
a Washington corporation                           an Oregon corporation
and Washington Licensed
Escrow Agent


By_______________________                          By___________________________
  W.J. O'Rourke, President                           William F. Peare, President
  555 116th Ave. N.E.                                 4010 Lake Washington Blvd.
  Suite 130                                           Suite 210
  Bellevue, WA  98004                                 Kirkland, WA  98033



CLUB:

CLUB ESPRIT, a California
nonprofit mutual benefit
corporation



By______________________________
  Jeffrey Sites, Secretary
   4010 Lake Washington Blvd.
   Suite 210
   Kirkland, WA  98033

                                    EXHIBIT A

                              MEMBERSHIP AGREEMENT
                                (TO BE PROVIDED]

                                   EXHIBIT A

Worldmark, The Club, and Trendwest Resorts, Inc.
2901 Tasman Drive, Suite 209
Santa Clara, CA 95054
Phone: (408) 980-0107

                                                SECURITY AGREEMENT
                                                Vacation Credit Purchased: _____
                                                Owner Number:            _______


                              WORLDMARK, THE CLUB
                          RETAIL INSTALLMENT CONTRACT
                            VACATION OWNER AGREEMENT
                                  (California)


Worldmark, the Club, a California nonprofit mutual benefit corporation (Club), and Trendwest Resorts, Inc., an Oregon corporation (TRI), agree to sell to the undersigned Owner ____ Vacation Credits and Membership in the Club as a (choose one) Premier __ or Standard __ Ownership, and Owner agrees to purchase and hold the Vacation Credits and Membership on these terms and conditions:

                      A.  BENEFITS AND NATURE OF OWNERSHIP

1.  VACATION CREDIT OWNERSHIP.

As an Owner of Vacation Credits, Owner is a Member of Club and is entitled to:
(a) reserve the use of Club Resort Units; (b) vote for Club directors; (c) vote on major Club decisions; and (d) through the Club, participate in the corporate ownership of the real estate and other assets of the Club.

2.  DURATION OF OWNERSHIP.

Ownership shall be effective from the date of issuance by Club. Premier ownership is perpetual. Standard ownership expires 40 years after issuance. HOWEVER, THE OWNER HAS UNTIL MIDNIGHT OF THE THIRD CALENDAR DAY AFTER SIGNING THIS AGREEMENT TO CANCEL THIS AGREEMENT. THE CANCELLATION MUST BE IN WRITING AND EITHER DELIVERED IN PERSON OR MAILED TO WORLDMARK, THE CLUB.

3.  TRANSFERABILITY OF VACATION CREDITS.

Vacation Credits may be transferred entirely or partially at any time during their term and without limitation to the number of transfers, through sale, gift, inheritance, dissolution of marriage or by any operation of law, subject to the following terms: (a) a transfer fee of $150.00 has been paid to Club;
(b) all payments or charges due Club are current; (c) the Vacation Credits transferred and the Vacation Credits retained, if any, must each be enough Vacation Credits to hold a Basic Membership in the Club at the then current requirement; and (d) the transferee must satisfy all qualifications of an Owner and Club's credit requirements. TRI and Club will not repurchase the Vacation Credits or assist in locating a buyer.

                     B.  ASSURANCE OF CONTINUED CLUB QUALITY

4.  NO REDUCTION IN NUMBER AND QUALITY OF UNITS AND RESORTS.

Owners shall have access to all existing and future Resorts and Units owned or operated by or associated with Club, wherever located, which have been registered with the applicable agencies where the properties are located. The location and specific nature of Resorts and Units shall be subject to change by the Club, but Club is obligated to continue to provide Resorts and Units comparable to those available at the date of this Agreement, and sufficient Units in reasonable locations to provide annual reservations for all issued Vacation Credits.

5.  PARTICIPATION OF OWNER IN GOVERNING CLUB.

The ARTICLES and  BYLAWS of Club provide for: (a) meetings and votes by Owners;
(b) election and meetings of, and limitation on powers of, directors; (c) assessment of annual dues and special assessments; (d) enforcement and discipline procedures; (e) appointment of officers and their duties; and
(f) insurance.

6.  ULTIMATE CONTROL OF PROPERTIES BY CLUB.

The Club shall hold the deed or the lease to each Unit free of the effects of debt encumbrances, and subject to a DECLARATION OF VACATION OWNER PROGRAM which: (a) shall be recorded or filed against each Unit; (b) provides for dedication of the Unit to the Vacation Owner Program; and (c) establishes the Vacation Credits.

7. GUIDELINES (RULES) SUPPORTING OWNER SATISFACTION.
Guidelines (Rules) may be adopted and amended from time to time by Club for benefit of Owners and the management of the Resorts, whether general rules or rules applicable to a specific location only, which may govern Owner usage of Resort Units in the following subjects, among others; (a) reservations; (b) number of occupants; (c) guest policies; (d) fees; (e) rental of Units by Club to non-owners when not in use by Owners; (f) charges for use of specific facilities; (g) personal conduct and behavior; (h) check-out times; (i) care and maintenance of Units and facilities; and (j) conditions for the use and purchase of Bonus Time. A copy of the current Guidelines (Rules) is provided herewith.

8. PROFESSIONAL DEVELOPMENT AND MANAGEMENT OF CLUB.
TRI has developed Club and acquired certain Resort properties which it has transferred to Club in exchange for the proceeds of sale as well as exclusive marketing rights, and the right to add additional properties under the same conditions. TRI will also manage Club and Club properties under a Management Agreement with Club.

                             C. VACATION CREDIT USE

9. VACATION CREDITS PROGRAM.
The benefits and obligations of Ownership are determined by the number of Vacation Credits purchased.
   (a) Use. Vacation Credits, up to the amount purchased, may be used for all nights and all seasons and at all Resorts on a space available basis, but the number of Credits required for occupancy will be based on factors such as the season, location, Unit size and type, and day of the week.
   (b) Issuance. Vacation Credits are renewed annually throughout the term of the Ownership, at the beginning of Owner's Anniversary Year, in the total amount purchased by Owner.
   (c) Banking (carry-over) Credits. Vacation Credits which remain unused at the end of each Anniversary Year will automatically carry over for use during the following year, and will expire at the end of that year. Use will be charged first against any carry-over Vacation Credits and then against the current year's Credits. Credits might also be carried over for future use with an exchange organization.
   (d) Borrowing Future Credits. Owner may use Vacation Credits one Anniversary Year in advance by borrowing against the following year's assignment of Credits if Owner has paid his or her Club dues for the following year.
   (e) Additional Credits. Owner may purchase additional Vacation Credits in increments of 1000 at any time after the date of this Agreement, subject to the following: (i) the Credits are available; (ii) Owner is not in default under this Agreement; and (iii) the then current price is paid.

10. VACATION CREDITS PURCHASED.
Owner is currently purchasing the number of Vacation Credits shown on page one.

11. BONUS TIME.
Premier Owners may purchase additional reserved time, referred to as Bonus Time. Conditions for purchase and use of Bonus Time are determined by space availability and Club Guidelines (Rules), which are subject to change.

         D. QUALIFICATIONS AND CONDITIONS TO PURCHASE VACATION CREDITS

12. LEGAL CAPACITY.
Owner represents that Owner is a person or entity with the legal capacity to enter into this Agreement.

13. NON-INVESTMENT PURCHASE.
Owner represents that Owner is purchasing Vacation Credits for the purpose of recreational and social use, and not for financial profit.

14. CREDIT REQUIREMENT.
Owner shall satisfy Club's reasonable credit requirements for purchase to be accepted.

                            E. CONTRACTUAL STANDARDS

15. LIABILITY LIMITATIONS.
Owner agrees that Owner and Owner's family or guests assume all risks of loss or damage to persons or property in using the Resorts, except that this limitation of liability shall not apply in cases of negligence of the Resort, the Club or TRI. Owner also agrees to maintain liability and property damage insurance in connection with any motor vehicle(s) brought to the Resorts, in amounts customarily carried on such vehicle(s). Liability for breach of any warranty under this Agreement shall not exceed the amounts Owner has paid Club under this Agreement.

16. EVENTS OF DEFAULT.
Each of the following constitutes an Event of Default by Owner if not cured (a) within 30 days from the due date, (b) within 30 days from giving of written notice by Club or TRI as to a breach by omission or inaction, or (c) upon continued active breach or violation after receipt of a written notice or warning thereof, which notice or warning shall include the details of the default and how the default may be remedied, if at all, within a specified reasonable period (whichever of the foregoing is most applicable): (i) not paying a purchase price installment, the annual dues or installment thereof, or any other charge of Club when due; (ii) transfer of Vacation Credits, whether voluntarily or involuntarily, except as specifically allowed herein; (iii) misrepresentation or omission of a material fact in connection with this Agreement or the extension of credit hereunder, or (iv) material breach of a provision of this Agreement, the Guidelines (Rules) of Club, or the rules of a company with which Club has exchange arrangements.

17.  REMEDIES/SECURITY INTEREST.

No waiver by Club, TRI or any Holder or Co-Holder of this Agreement, of any default or breach by Owner shall operate as a waiver of the same or any other default or breach by Owner or any other Owner in the future. Each Owner signing below hereby appoints each other Owner signing below as his or her agent for dealing with the Holder of this Agreement for any purpose. Upon the occurance of an Event of Default, Club or the Holder of this Agreement may choose one or more of the following remedies: (a) declare the entire unpaid balance of the Cash Price immediately due, unless prohibited by law; (b) foreclose the lien created by the grant of the security interest and sell or retain the Vacation Credits in satisfaction of Owner's obligations hereunder, or exercise any other right under the Uniform Commercial Code, Division 9 (To secure compliance with his or her obligations hereunder, Owner hereby grants to Club and TRI security interests in the Vacation Credits and any proceeds therefrom, which Vacation Credits were purchased under this Agreement. These security interests constitute liens on the Vacation Credits and any proceeds therefrom. These security interests and liens shall remain in effect as long as there are obligations of Owner to be fulfilled under this Agreement); (c) terminate the Vacation Credits and retain all amounts previously paid by Owner as compensation for damages incurred in proceeding pursuant to this Agreement (Club, TRI and Owner agree that in such case it would be impractical or extremely difficult to fix the actual damage); (d) suspend use rights; (e) sue for the unpaid balance due hereunder; and/or (f) pursue any other remedy allowed by law, except Club cannot terminate this Agreement or foreclose against the Vacation Credits without the consent of the Holder of any right to the unpaid purchase price hereunder.

18.  ADDITIONAL CREDITOR.

The right to receive payment of the purchase price under this Agreement belongs to TRENDWEST RESORTS, INC., but could be assigned to another creditor.

                                    NOTICE:

ANY HOLDER OF THIS CONSUMER CREDIT CONTRACT IS SUBJECT TO ALL CLAIMS AND DEFENSES WHICH THE DEBTOR (OWNER) COULD ASSERT AGAINST THE SELLER OF GOODS OR SERVICES OBTAINED PURSUANT HERETO OR WITH THE PROCEEDS HEREOF. RECOVERY HEREUNDER BY THE DEBTOR (OWNER) SHALL NOT EXCEED AMOUNTS PAID BY THE DEBTOR (OWNER) HEREUNDER.

19.  GENERAL PROVISIONS.

Any written notice required or desired to be given hereunder shall be deemed given when personally delivered or upon deposit in the U.S. Mail, first class postage prepaid, addressed to the address given herein or such subsequent address as is given by proper notice. This Agreement, and any and all other documents executed at the same time as this Agreement, constitute the entire agreement between the parties hereto. No representation or warranties, oral or written, other than the representations set forth in said documents, have been relied upon by the parties. This Agreement shall be binding upon and benefit the heirs, executors, administrators and successors of each of the parties. If any provision of this Agreement shall be found to be invalid, the remaining provisions shall nevertheless remain in full force and effect. This Agreement shall survive the issuance of Vacation Credits and shall survive the final payment toward the purchase hereunder.

20.  PURCHASER RESPONSIBILITY.

Transfer or abandonment of Vacation Credits does not relieve Owner of Owner's obligations hereunder unless such transfer or termination of this Agreement is agreed to by the Club and the holder of any right to the unpaid purchase price under this Agreement.

                                F. CLUB CHARGES

21.  ANNUAL DUES.

The beginning annual dues for these Vacation Credits is $______ (U.S. Funds), based on the formula and rate of annual dues currently established by Club. The annual dues shall be paid in advance on a quarterly basis beginning ________. Such dues shall be used first for maintenance and operation of Resort Units, then for other expenses authorized in the Club Bylaws. Annual dues may be increased annually subject to Club Bylaws.

22.  SPECIAL ASSESSMENTS AND TAXES.

Club may levy special assessments subject to Club Bylaws. The Owner is also responsible for any tax that might be assessed by a civil taxing authority on the purchase or use of the facilities.

23.  EXTRA USE CHARGES.

Owner must pay separately for extra benefits including, but not limited to, if available, food, storage, extra maid service, purchase of goods, use of equipment, furnishings or facilities not normally provided as part of the Unit or Resort facilities, and exchange program services if available.

24.  DAMAGE CHARGES.

Owner must pay any cost of repair or replacement for any damage caused by Owner, Owner's family or guests.

                G. PURCHASE PRICE, FINANCE CHARGE, AND PAYMENTS

25. PURCHASE PRICE.

Owner agrees to pay TRI the purchase price of $      (U.S. Funds), together
with the credit service charge (Finance Charge) stated below. Payments shall be credited first on the interest then due, then on principal. Payments shall not begin prior to thirty (30) days after signing of this Agreement by Club. The interest (Finance Charge) shall begin to accrue on the date thirty (30) days prior to the due date of the first monthly payment.

26. CREDIT TERMS.

Disclosure Required By: Federal Truth In Lending Act, and State Law.

Creditors: WORLDMARK, THE CLUB and TRENDWEST RESORTS, INC.; 2901 Tasman Drive, Suite 209, Santa Clara, CA 95054

----------------------------------------------------------------------------------------------------------------------------------
ANNUAL                     FINANCE                   AMOUNT                  TOTAL OF                        TOTAL SALE
PERCENTAGE                 CHARGE                    FINANCED                PAYMENTS                        PRICE
RATE
The cost of your credit    The dollar amount the     The amount of credit    The amount you will have        The total cost of your
as a yearly rate:          credit will cost you:     provided to you or      paid after you have made        purchase on credit
                                                     on your behalf:         all payments as scheduled:      including your
                                                                                                             downpayment of:
                                                                                                             $
______%                    $__________               $__________             $___________                    $__________

----------------------------------------------------------------------------------------------------------------------------------

Your payment schedule will be:

-------------------------------------------------------------------------------
No. of payments:     Amount of Each Payment:     Payments are due monthly on the
                                                 same date of each month

                        $                                Beginning:
-------------------------------------------------------------------------------

Security:            You are giving the Club and TRI a security interest in the
                     Vacation Credits being purchased.

Prepayment:          If you prepay the balance due, there will be no penalty.

Late Charge:         Owner will be charged a late charge of $5.00 for each
                     payment or charge that is more than 10 days late, to compensate Club or TRI for additional carrying and collection costs.

Variable Rate:       The Annual Percentage Rate disclosed above will
                     automatically increase by 1 Percentage Point (which is the maximum increase) in the event any one of the following occurs: (a) you discontinue participation in our preauthorized check (PAC) plan, (b) your financial institution is unable to participate, or (c) we discontinue your participation for a reasonable cause. The Annual
                     Percentage Rate will not increase above 14.9%. An increase in the Annual Percentage Rate would increase your monthly payment by not more than $10.00.

Contract Reference:  You should refer to this Agreement for information about nonpayment, default and the right to accelerate maturity of your payment obligation.


                        ITEMIZATION OF AMOUNT FINANCED:

1. Cash Price:               $______         4. Total Cash Price:     $______
2. Other Credits/Discounts:    $______       5. Downpayment:             $______
3. State and Local Taxes:      $______       6. Amount Financed:         $______


                            NOTICE TO BUYER (OWNER):

(a) DO NOT SIGN THIS AGREEMENT BEFORE YOU READ IT OR IF IT CONTAINS ANY BLANK SPACES TO BE FILLED IN; (b) YOU ARE ENTITLED TO A COMPLETELY FILLED-IN COPY OF THIS AGREEMENT; (c) YOU CAN PREPAY THE FULL AMOUNT DUE UNDER THIS AGREEMENT AT ANY TIME; (d) IF YOU DESIRE TO PAY OFF IN ADVANCE THE FULL AMOUNT DUE, THE AMOUNT WHICH IS OUTSTANDING WILL BE FURNISHED UPON REQUEST; (e) RECEIPT. OWNER HAS RECEIVED AN EXACT COPY OF THIS AGREEMENT AND ANY OTHER DOCUMENT(S) SIGNED WITH THIS AGREEMENT, WITH ALL BLANKS FILLED IN.

X
------------------------------------            --------------------------------
Owner                    Date Signed            Owner Name           Date Signed

X
------------------------------------            --------------------------------
Owner                    Date Signed            Street Address


TRENDWEST RESORTS, INC. and WORLDMARK,          --------------------------------
THE CLUB                                        City                 State   Zip


X
------------------------------------            --------------------------------
Authorized Agent         Date Signed            Phone (area code)